Exhibit 3.11

CERTIFICATE OF FORMATION

OF

HD BUILDER SOLUTIONS GROUP, LLC

This Certificate of Formation of HD Builder Solutions Group, LLC (the “Company”) is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

1.	The name of the limited liability company is HD Builder Solutions Group, LLC.

2.	The address of the registered office of the Company in the State of Delaware is 3411 Silverside Road, Rodney Building #104, Wilmington, Delaware 19808, County of New Castle.

3.	The Company’s registered agent at that address is: Corporate Creations Network Inc.

4.	The effective date of this Certificate of Formation shall be December 31, 2007.

IN WITNESS WHEREOF, the undersigned, an authorized person of the Company, has executed this Certificate of Formation this  19  day of December, 2007.

By:	/s/ Greg Kaiser
Greg Kaiser
Vice President

HD BUILDER SOLUTIONS GROUP, INC.

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO

A LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 18-214

OF THE DELAWARE LIMITED LIABILITY COMPANY ACT

1.	The jurisdiction where the corporation was first formed is Delaware.

2.	The jurisdiction where the corporation was in existence immediately prior to filing this Certificate of Conversion is Delaware.

3.	The date on which the corporation was first formed is September 18, 2002.

4.	The name of the corporation immediately prior to filing this Certificate of Conversion is HD Builder Solutions Group, Inc.

5.	The name of the limited liability company as set forth in the Certificate of Formation is HD Builder Solutions Group, LLC.

6.	The effective date of the conversion shall be December 31, 2007.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion this 19 day of December, 2007.

HD BUILDER SOLUTIONS GROUP, INC.

By:	/s/ Greg Kaiser
Greg Kaiser
Vice President

CERTIFICATION OF INCORPORATION

OF

HD BUILDER SOLUTIONS GROUP, INC.

1.

The name of the corporation (which is hereinafter referred to as the “Corporation”) is HD Builder Solutions Group, Inc.

2.

The address of the Corporation’s registered agent in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

3.

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, and the Corporation shall have all powers necessary to engage in such acts or activities, including, but not limited to, the powers enumerated in the General Corporation Law of Delaware, or any amendment thereto.

4.

The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1000), all of which shall be common stock without par value.

5.

The name and mailing address of the incorporator are Shawnna E. Wilson, King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303-1763.

6.

The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of the stockholders or until a successor is elected and qualified are as follows:

Francis S. Blake

Frank L. Fernandez

Carol B. Tomé

c/o The Home Depot, Inc.

2455 Paces Ferry Road

Atlanta, Georgia 30305

7.

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors of the Corporation is expressly authorized to make, alter and repeal the bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise.

8.

No director shall have any personal liability to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, by reason of any act or omission occurring subsequent to the data when this provision becomes effective, except that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for liabilities of a director imposed by Section 174 of the General Corporation Law of Delaware, or (d) for any transaction from which the director derived an improper personal benefit.

9.

The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.